For Immediate Release: EXHIBIT 99.1

July 12, 2024

For Additional Information:

Greg Eiford, 229-584-1031

greg.eiford@tcfederal.com

TC Bancshares, Inc.

Announces Voluntary Delisting from NASDAQ

Thomasville, GA — TC Bancshares, Inc. (the “Company”) (Nasdaq: TCBC), the holding company for TC Federal Bank (the “Bank”), announced today its decision to voluntarily delist its common stock from the Nasdaq Stock Market LLC and to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934.

The Company has notified Nasdaq of its intent to voluntarily delist and to withdraw the registration of its common stock with the Securities and Exchange Commission (the “SEC”). The Company intends to file a Form 25 (Notification of Removal from Listing) with the SEC on or about July 22, 2024, and expects the last trading date for its common stock on Nasdaq will be on or about August 1, 2024. Following delisting from Nasdaq, the Company expects its common stock will be quoted on the OTCQX Best Market beginning on or about August 2, 2024, under the same ticker symbol, “TCBC”. The Company does not anticipate that this transition will cause a disruption in the trading of its shares. In conjunction with the Company’s delisting of its common stock from Nasdaq, it intends to file a Form 15 (Certification and Notice of Termination from Registration) with the SEC on or about August 1, 2024, to suspend its obligations to file periodic reports under the Exchange Act. The Company expects that its obligation to file periodic and current reports, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, will be suspended upon filing of the Form 15.

Greg Eiford, the Chief Executive Officer of the Company, commented that “Our Board of Directors carefully considered the advantages of being an SEC registrant and a Nasdaq listed company, versus the significant cost savings and efficiencies that are anticipated from delisting with Nasdaq and deregistration from the SEC. The Board believes that the benefits to the Company and its shareholders of taking these steps outweighs the advantages of remaining with the SEC and Nasdaq.” Mr. Eiford went on to note that “The Company’s annual financial statements will continue to be audited by its independent auditing firm and the Bank will continue to file quarterly financial reports with the banking regulators, which are publicly available.”

About TC Bancshares, Inc.

TC Bancshares, Inc. (Nasdaq: TCBC) was formed in July 2021 and serves as the holding company for TC Federal Bank.

About TC Federal Bank

TC Federal Bank was established in Thomasville, Georgia in 1934. What began as a Savings & Loan by the citizens of Thomas County during the Great Depression, has grown into a $480 million community bank serving the financial needs of families and businesses in Northern Florida and Southern Georgia. TC Federal Bank is built on a long-standing Tradition of Trust and offers expertise in personal and business banking, as well as real estate lending. Throughout its history, TC Federal Bank has stayed open and committed to serving the community through a variety of economic cycles. Today, they are proud to be home to some of the best bankers in the area. Through premium customer service and enriched customer relationships, TC Federal Bank is the bank you can trust for a lifetime. For more information on TC Federal Bank, visit www.tcfederal.com.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intends,” “believes,” “expects,” “plans,” “estimates,” “seeks,” “anticipates,” “targets,” “projects,” “continues,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: those related to the real estate and economic environment, particularly in the market areas in which TC Federal Bank operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competition from other financial services companies; the effects of any pandemic, including COVID-19; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in TC Bancshares’ filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov.

TC Bancshares, Inc. wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. TC Bancshares wishes to advise readers that the factors listed above, or other factors could affect TC Bancshares’ financial performance and could cause TC Bancshares’ actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. All subsequent written and oral forward-looking statements concerning TC Bancshares or the proposed conversion or offering or other matters and attributable to TC Bancshares or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. TC Bancshares does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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